LOAN AGREEMENT

THIS LOAN AGREEMENT is dated as of the 2 day of November, 2007, by and between PRWT SERVICES, INC., a Pennsylvania corporation with its principal office located at 1835 Market Street, 8th Floor, Philadelphia, Pennsylvania 19103 ("Borrower"), and RADNOR TRUST COMPANY, a division of NexTier Bank, N.A., with an office at 150 N. Radnor Chester Road, Suite E-120, Wayne, PA 19087 ("Lender").

WHEREAS, Borrower has applied to Lender for financing on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Loan Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

"Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with such Person. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean this Loan Agreement, as amended, modified or supplemented from time to time.

"Articles of Incorporation" means the Articles of Incorporation of the Borrower, filed with the Pennsylvania Department of State on August 18, 1988.

"Assignment of Life Insurance" means the the Assignment of Life Insurance Policy as Collateral given by Johnson to the Lender, of even date with this Agreement.

"Borrower Stock" shall mean the shares of common stock of the Borrower owned by the Guarantors as of the date hereof.

"Borrower Stock Pledge Agreements" shall mean the Stock Pledge Agreements given by the parties comprising the Guarantor to Lender, whereby each such Guarantor pledges the shares of Borrower Stock owned thereby as security for such party's obligations under the Guaranty.

"Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania or other day on which Lender is not open for business in Philadelphia, Pennsylvania.

"Bylaws" means the Bylaws of the Borrower in effect as of the date hereof.

"Capital Lease" means any lease under which Capitalized Lease Obligations arise.

"Capitalized Lease Obligations" means with respect to any person, the aggregate amount required by GAAP to be capitalized with respect to leases under which such Person is the lessee.

"Closing" shall mean the closing of the transactions provided for in this Agreement on the Closing Date.

"Closing Date" shall mean the date of this Loan Agreement.

"Code" shall mean the Internal Revenue Code of 1986 as amended from time to time, along with the rules, regulations, decisions and other official interpretations in connection therewith.

"Collateral" shall mean the USF Stock, the Borrower Stock, and the Real Property.

"Debt" shall mean collectively (i) all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of Borrower to Lender, whether now existing or hereafter incurred including, but not limited to, future loans and disbursements, if any, under this Agreement, the Note and the other Loan Documents, as the same may from time to time be amended, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) all other obligations for the repayment of borrowed money, whether of principal, interest, fees, expenses or otherwise, of Borrower to Lender now existing or hereafter incurred, whether under letters or advices of credit, lines of credit, other financing arrangements or otherwise (including, but not limited to, any obligations arising as a result of any overdrafts), whether or not related to this Agreement or to the Note, whether or not contemplated by Lender or Borrower at the Closing Date and whether direct, indirect, matured or contingent, joint or several, or otherwise, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (iii) all costs and expenses including, without limitation, to the extent permitted by Law, reasonable attorneys' fees and legal expenses, incurred by Lender in the collection of any of the indebtedness referred to in clauses (i) or (ii) above in amounts due and owing to Lender under this Agreement; and (iv) any advances made by Lender for the maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant hereto or pursuant to this Agreement or the other Loan Documents or pursuant to any agreement, instrument or note relating to any of the Debt, including, without limitation, advances for taxes, insurance, repairs and the like.

"Event of Default" shall have the meaning set forth in Section 7.01 of this Agreement.

"Florida Property" that certain premises owned by Johnson located in St. Johns County, Florida, at 197 Laurel Lane, Ponte Vedra, Florida 32082, being more fully described in the Third Mortgage.

"GAAP" means generally accepted accounting principles (as such principles may change from time to time), which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a consistent basis.

"Guarantor" shall mean Willie F. Johnson, Fletcher Wiley, and William Turner, collectively, each being officers and shareholders of the Borrower.

"Guaranty" shall mean the Continuing Agreement of Guaranty and Suretyship, given by Guarantor to Lender with respect to the amounts due hereunder and under the Note, in substantially the form delivered to Borrower and Guarantor prior to the Closing Date, with the blanks appropriately completed.

"Indebtedness" shall mean: (i) all obligations for borrowed money, whether direct or indirect, incurred, assumed or guaranteed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations on which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements, all obligations for the deferred purchase price of capital assets and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts or obligations are obligations for borrowed money); (ii) all obligations secured by any Lien existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed; (iii) all reimbursement obligations (contingent or otherwise); (iv) indebtedness represented by obligations under a Capital Lease (in which event the amount of such indebtedness shall be the Capitalized Lease Obligations with respect to such Capital Lease); (v) all obligations (contingent or otherwise) under any letter of credit, lender's acceptance, or interest rate protection agreement; (vi) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person; and (vii) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by Borrower or to finance its operations or capital requirements.

"Johnson" means Willie F. Johnson.

"Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

"Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

"Loan" shall mean a term loan to Borrower in the original principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00).

"Loan Account" shall have the meaning set forth in Section 2.10 hereof.

"Loan Agreement" shall mean this Loan Agreement.

"Loan Document" or "Loan Documents" shall mean, singularly or collectively as the context may require: (i) this Agreement; (ii) the Note; (iii) the Mortgages; (iv) the Guaranty; (v) the Borrower Stock Pledge Agreements; (vi) the USF Stock Pledge Agreement; (vii) the Assignment of Life Insurance; (viii) a Subordination Agreement given by Johnson to the Lender whereby Johnson subordinates his rights to payment by the Borrower of amounts due to Johnson under a $3,600,000 loan to Borrower; and (ix) any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, extended or supplemented from time to time.

"Material Adverse Change" shall mean a material adverse change in: (i) the ability of Borrower to perform any of its payment or other material obligations under this Agreement, or any of the other Loan Documents to which it is a party; (ii) the legality, validity or enforceability of the obligations of Borrower under this Agreement or any of the other Loan Documents; or (iii) the ability of Lender to exercise its rights and remedies with respect to, or otherwise realize upon, any of the Collateral or any other security for the Debt.

"Material Adverse Effect" shall mean a material adverse effect on (i) the financial condition of Borrower; (ii) the ability of Borrower to perform any of its payment or other material obligations under this Agreement or any of the other Loan Documents to which it is a party; (iii) the legality, validity or enforceability of the obligations of Borrower under this Agreement, or any of the other Loan Documents; or (iv) the ability of Lender to exercise its rights and remedies with respect to, or otherwise realize upon, any of the Collateral or any other security for the Debt.

"Maturity Date" shall mean the earlier to occur of

(i) the date of closing on the acquisition by Borrower, or any affiliate or subsidiary of Borrower, of the Merck Cherokee Manufacturing plant in Danville, PA; and

(ii) the six month anniversary of the Closing Date.

"Mortgages" shall mean the Second Mortgage and the Third Mortgage, collectively.

"New Jersey Property" that certain premises owned by Johnson located in Camden County, New Jersey, at 4 Timberline Drive, Voorhees, NJ 08043, being more fully described in the Second Mortgage.

"Note" shall mean the Line of Credit Note (Non-Revolving), dated of even date herewith, given by Borrower to Lender, in substantially the form delivered to Borrower prior to the Closing Date, with the blanks appropriately completed.

"Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central lender, board, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"Person" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization or government or agency or political subdivision thereof.

"Plan" means any deferred compensation program, including both single and multi-employer plans, subject to Title IV of ERISA and established and maintained for employees of Borrower or any Subsidiary or any ERISA Affiliate.

"Potential Default" shall mean any event or condition, which with notice or passage of time would constitute an Event of Default.

"Preferred Shareholders" shall mean Affiliated Computer Services, Inc., Sallie Mae, Inc., and American Express Travel Related Services Company, Inc.

"Prime Rate" means, for any day, the Prime Rate as published in the Wall Street Journal as of such date (or, if the Wall Street Journal is not published on such date, the Prime Rate as given in the immediately preceding publication thereof).

"Properties" shall mean any real property owned or acquired by Borrower from time to time.

"Real Property" means the New Jersey Property and the Florida Property, collectively.

"Second Mortgage" shall mean that certain Mortgage, wherein Johnson has granted a second mortgage to Lender on the New Jersey Property as collateral for the Guaranty, in substantially the form delivered to Johnson prior to the Closing Date, with the blanks appropriately completed.

"Third Mortgage" shall mean that certain Mortgage, wherein Johnson has granted a third mortgage to Lender on the Florida Property as collateral for the Guaranty, in substantially the form delivered to Johnson prior to the Closing Date, with the blanks appropriately completed.

"USF" shall mean U.S. Facilities, Inc., a Delaware corporation.

"USF Stock" shall mean the shares of stock of USF owned by the Borrower as of the date hereof.

"USF Stock Pledge Agreement" shall mean the Stock Pledge Agreement given by the Borrower to Lender, whereby the Borrower pledges the shares of USF Stock owned thereby as security for Borrower's obligations under the Loan Documents to which it is a party.

ARTICLE II
THE LOAN

2.01 The Loan. Subject to the terms and conditions of and relying upon the representations and warranties set forth in this Agreement and the Loan Documents, Lender agrees to make the Loan to Borrower.

(a) Nature of the Loan. The Loan shall be applied to pay the Preferred Shareholders the purchase price for their shares of preferred stock of the Borrower or, if the Borrower has paid them such full purchase price prior to the Closing Date, to to reimburse the Borrower for such payment.

(b) The Note. The obligations of Borrower to repay the unpaid principal amount of the Loan made to Borrower by Lender and to pay interest on the unpaid principal amount thereof shall be evidenced in part by the Note of Borrower, dated the Closing Date. The executed Note shall be delivered by Borrower to Lender at the Closing.

2.02 Interest on the Loan. Subject to the terms and conditions of this Agreement, until and including the Maturity Date, the unpaid principal amount of the Loan shall bear interest for each day outstanding at a variable interest rate per annum equal to the Prime Rate on each such day plus one half percent (0.5%). Such rate shall be based on a year of 360 days for actual number of days elapsed.

2.03 Interest and Principal Payments. Subject to the terms and conditions of this Agreement, beginning on that date one month from the date hereof, and the same day of each month thereafter up to and including the Maturity Date, Borrower shall pay all accrued interest on the outstanding principal balance hereunder. On the Maturity Date all accrued interest, charges, expenses, and the outstanding principal balance hereunder shall be payable in full. Upon the payment of any principal amount under the Note, whether or not such amount is then due and payable, such principal may not be re-borrowed by Borrower.

2.04 Interest After Maturity or Default. Ten (10) days after any part of the Loan, accrued interest thereon or any fees or any other sums payable hereunder shall become due and

remain unpaid (whether at maturity, upon the occurrence of an Event of Default, by acceleration or otherwise), the amount thereof shall thereafter until paid in full bear interest (before and after judgment) for each day outstanding at a variable interest rate per annum equal to the Prime Rate on each such day plus five and one half percent (5.5%).

2.05 Interest Rate Set by Law. In the event any of the rates of interest provided for herein are finally determined by any Official Body to exceed the maximum rate of interest permitted by any applicable usury or similar laws, their or its application shall be suspended and there shall be charged instead the maximum rate of interest permitted by such laws. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment will be credited as a payment of principal, unless Borrower notifies Lender in writing to return the excess payment to Borrower.

2.06 Late Charge. Upon the occurrence of an Event of Default with respect to the payment of any installment of interest or principal on the Note for more than ten (10) days after the said installment becomes due, in addition to making a payment of the installment due and any interest thereon at the applicable default interest rate, Borrower shall pay to Lender a late charge in an amount equal to five percent (5%) of any such overdue installment.

2.07 Payments. All payments to be made with respect to principal, interest, fees or other amounts due from Borrower under this Agreement or under the Note are payable at or before 12:00 p.m. (Philadelphia, Pennsylvania time), on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action for the payments will accrue immediately. All such payments must be made to Lender at its principal office at the address set forth in Section 8.05 below in U.S. Dollars, without set-off, counterclaim or other deduction of any nature. On the due date of any such payment, Lender may in its sole discretion either deduct such payments from Borrower's demand or deposit accounts with Lender, if Lender is a financial institution, or execute an automatic account withdrawal from Borrower's bank accounts (which automatic withdrawal procedure shall be set up with Borrower's cooperation and assistance). All such payments shall be applied:

(a) first to any past due payments;

(b) second to any accrued but unpaid interest;

(c) third to any accrued but unpaid late charges; and

(d) fourth to any other amounts then due and payable under the Note, applied in Lender's sole discretion.

All such payments shall be made absolutely net of, without deduction or offset, and altogether free and clear of any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, excluding income and franchise taxes imposed on Lender under the Laws of the United States or any state or political subdivision thereof. If Borrower is compelled by Law to deduct any such taxes or levies (other than such

excluded taxes) or to make any such other deductions, charges or withholdings (collectively, the "Required Deductions"), Borrower will pay to Lender an additional amount equal to the sum of: (i) the aggregate amount of all Required Deductions; and (ii) the aggregate amount of United States, federal or state income taxes required to be paid by Lender in respect of the Required Deductions.

2.08 No Prepayment Fee. Borrower shall have the right to prepay the Loan, in whole or in part, at any time and from time to time.

2.09 Lien Releases and Removal of Liens.

(a) If a lien or claim of any kind is established or is attempted to be established upon or against the Real Property or any buildings or improvements, other than those liens thereon as of the date hereof, Borrower, with or without notice from Lender, shall immediately cause Johnson to prevent the establishment thereof or have said lien or other claim removed by the posting of a bond or provision of other security or by any other lawful means. If after demand of Lender, Borrower fails to remove any lien it is required to remove under this Section 2.09(a) within ninety (90) days after the establishment thereof, Lender shall have the right to do so on behalf of Borrower and at the expense of Borrower, and Borrower shall promptly reimburse Lender for any sums expended by Lender for this purpose.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against all losses, costs, damages and claims incurred by Lender arising from or related to the failure of Borrower to satisfy its obligations pursuant to this Section 2.09.

2.10 Loan Account. Lender will open and maintain on its books a loan account (the "Loan Account") for Borrower with respect to principal balance outstanding under the Loan, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Lender under this Agreement. Except in the case of manifest error in computation, the Loan Account for Borrower will be conclusive and binding on Borrower as to the amount at any time due to Lender from Borrower under this Agreement or the Note.

2.11 Certain Reimbursements. In the event that changes from and after the Closing Date in any Law or the interpretation or application thereof by any Official Body or the compliance with any guideline or request of any central bank or other Official Body (whether or not having the force of Law):

(a) subject Lender to any tax with respect to any amounts payable under this Agreement, the Note or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement, the Note or the other Loan Documents (other than taxes on or measured by the net income of Lender imposed pursuant to the income tax laws of the jurisdictions in which Lender's principal office or lending office hereunder, or Lender's offices to which

payments hereunder are made as provided herein or in the Loan Documents, are located);

(b) impose, modify or deem applicable any deposit insurance, reserve, special deposit, capital maintenance or similar requirement against assets held by, or deposits in or for the account of, or loans or disbursements or commitment to make loans or disbursements by Lender; or

(c) impose upon Lender any other condition with respect to the Loan made under this Agreement;

and the result of any of the foregoing is to increase the costs of Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any Loan under this Agreement, Lender shall so notify Borrower in writing. Borrower agrees to pay Lender the amount of such increase in cost, reduction in income, reduced return on equity or additional expense within ten (10) days after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or additional expense. Such statement shall set forth a brief explanation of the amount and Lender's calculation of the amount (in determining such amount, Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the rate set forth in Section 2.04 hereof from the due date until paid (before and after judgment).

2.12 Filings. Promptly upon request by Lender, Borrower shall execute and deliver and file and record and refile and rerecord such financing statements, mortgages, assignments and other such documents in such manner, at such time or times and in such place or places as may be required by Law and cause to be taken such other actions as may be required by Law or as may be requested by Lender in order to cause the Liens granted under the Mortgages or any other Loan Document to be, at all times valid, perfected and enforceable against Borrower and all third parties. Borrower irrevocably appoints Lender as its agent and attorney to execute any such financing statements, security agreements and mortgages in Borrower's name. Borrower further agrees that a carbon, photographic or other reproduction of a financing statement is sufficient as a financing statement and may be filed as such. All expenses of such filing, recording, refiling and re-recording shall be borne by Borrower.

2.13 Security. The Loan shall be secured by the Mortgages, the Guaranty, the Borrower Stock Pledge Agreements, the USF Stock Pledge Agreement and the Assignment of Life Insurance.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

3.01 Incorporation and Qualification. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified or licensed to operate as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities, or both, makes such qualification or licensing necessary.

3.02 Authority; Power to Carry on Activities; Licenses. Borrower has the power and authority to execute, deliver and perform the Loan Documents, to make the borrowing provided for herein, to execute and deliver the Note in evidence of such borrowing, to grant and convey the liens contemplated by the Mortgages and the other Loan Documents and to perform its obligations hereunder and under the other Loan Documents, and all such action has been duly and validly authorized by all necessary company proceedings on its part. Borrower has all requisite power and authority to own and operate its properties and to carry on its activities as now conducted and as presently planned to be conducted. Borrower has all licenses, permits, consents and governmental approvals or authorizations necessary to carry on its activities as now conducted.

3.03 Execution and Binding Effect. The Loan Documents to be delivered hereunder by Borrower have been duly and validly executed and delivered thereby, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with the terms thereof.

3.04 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of the Loan Documents, the consummation of the transactions herein or therein contemplated, or the performance of or compliance with the terms and conditions hereof or thereof.

3.05 Absence of Conflicts. Neither the execution and delivery of the Loan Documents, the consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof will: (a) violate any Law; (b) conflict with or result in a breach of or a default under the Articles of Incorporation or Bylaws of the Borrower, or any agreement or instrument to which Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound; or (c) result in the creation or imposition of any Lien, other than those arising in connection herewith, upon any property (now owned or hereafter acquired) of Borrower.

3.06 Shareholders. The sole shareholders of the Borrower are as follows:

Common Shareholders:	Willie F. Johnson, Fletcher Wiley, and William Turner
Preferred Shareholders:	Affiliated Computer Services, Inc., Sallie Mae, Inc., and American Express Travel Related Services Company, Inc.

3.07 [Reserved].

3.08 Financial Information. The financial information regarding itself provided by Borrower to Lender as of the Closing Date is accurate and complete, and has been prepared in accordance with GAAP consistently applied. Borrower has made full and true disclosure of all pertinent financial and other material information in connection with the transactions contemplated hereby.

3.09 No Event of Default; Compliance with Instruments. To the best of Borrower's knowledge, no event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. The Borrower is not: (i) in violation of any term of its Articles of Incorporation or Bylaws; or (ii) in material violation of any agreement or instrument to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

3.10 Litigation; Law. There is no pending, contemplated or, to the best of Borrower's knowledge, threatened proceeding by or before any Official Body against or affecting Borrower which, if adversely decided, would have a Material Adverse Effect. Borrower is not in violation of any Law which violation would have a Material Adverse Effect.

3.11 Use of Proceeds. The proceeds of the Loan will be used solely as provided in Section 2.01(a) hereof.

3.12 Title to Properties. Borrower will have good and marketable title in fee simple to all property purported to be owned thereby, including that reflected in the most recent financial statements of Borrower referred to in Section 3.08 of this Agreement or submitted pursuant to Section 5.01 of this Agreement, except as sold or otherwise disposed of in the ordinary course of business, subject only to those Liens described in Section 6.01 of this Agreement.

3.13 Contracts. Borrower is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any material contractual obligation, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

3.14 Taxes. All forms required to be filed by Borrower with the Internal Revenue Service or other Official Body have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower, if any, or upon any of its properties, income, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period. Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

3.15 No Material Adverse Change. Since the date of the most recent financial statements referred to in Section 3.08 of this Agreement, there has been no Material Adverse Change related to Borrower.

3.16 Regulations U and X. Borrower shall not make any borrowing hereunder for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. Borrower is not engaged in extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock" in contravention of such Regulations.

3.17 Solvency. After the making of the Loan, Borrower: (a) will be able to pay its debts as they become due; (b) will have funds and capital sufficient to carry on its activities and all activities in which it is about to engage; and (c) will own property having a value at both fair valuation and at fair saleable value in the ordinary course of its business greater than the amount required to pay its debts as they become due. Borrower was not insolvent immediately prior to the date of this Agreement and will not be rendered insolvent by the execution and delivery of this Agreement, the borrowing hereunder and/or the consummation of any transactions contemplated by this Agreement.

3.18 Patents, Licenses, Franchises. To the best of Borrower knowledege, it owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits related to intellectual property and rights with respect to the foregoing necessary to own and operate its properties and to carry on the activities of Borrower as presently conducted and presently planned to be conducted without conflict with the rights of others. No individual patent or patent license is of material importance to its activities, and there is no reason to anticipate any material liability to Borrower in respect of any claim of infringement of any thereof.

3.19 Hazardous Substances. To the actual knowledge of Borrower, there does not exist any Hazardous Substance (as such term is defined by any federal, state or local Law or as such term is defined below) in or on any part of the Properties which is not stored, contained or used in compliance with all applicable Laws and, to the best of Borrower's knowledge, there has not been any seepage, spill, release or discharge of any Hazardous Substance on or from the Properties that has not been reported to the applicable Official Body and remedied in accordance with applicable Law. For purposes of this Agreement, "Hazardous Substances" shall include, without limitation, asbestos (including asbestos in friable form), polychlorinated biphenyls, petroleum products, any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substance or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §2601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Law.

3.20 [Reserved].

3.21 Security Interest. The security interest in the USF Stock under the USF Stock Pledge Agreement and in the Borrower Stock under the Borrower Stock Pledge Agreements will upon the Closing: (i) constitute and will continue to constitute a perfected first priority security interest under the UCC entitled to all of the rights, benefits and priorities provided by the UCC, except as otherwise permitted under Section 6.01 of this Agreement; and (ii) except as otherwise permitted under such Section 6.01, will be superior and prior to the rights of all third parties existing on the date of this Agreement or arising after the date of this Agreement whether by Lien or otherwise, to the fullest extent provided by Law. All such action as is necessary or advisable to establish such rights of Lender has been taken or will be taken at or prior to the time required for such purpose and there will be upon execution and delivery of the Loan Documents no necessity of any further action in order to preserve, protect and continue such rights except for the Lender retaining physical possession of such stock. The address of the principal and registered office of the Borrower is as set forth in the first paragraph of this Agreement, and if such location is anticipated to change, Borrower shall immediately notify Lender thereof in writing.

3.22 Accurate and Complete Disclosure; Continuing Representations and Warranties. To the best of Borrower's knowledge, no representation or warranty made by Borrower under this Agreement or any Loan Document and no statement made by Borrower in any financial statement (furnished pursuant to Section 3.08 or Section 5.01 of this Agreement or otherwise), certificate, report, exhibit or document furnished by Borrower to Lender pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). Borrower has disclosed to Lender in writing every fact that has or would have a Material Adverse Effect related to Borrower. The representations and warranties are to survive the delivery of the Loan Documents and the making of the Loan hereunder.

ARTICLE IV
CONDITIONS OF LENDING

The obligation of Lender to make the Loan and each disbursement thereunder is subject to the satisfaction of the following conditions:

4.01 Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article III shall be true and correct as to Borrower on and as of the Closing Date and throughout the term of the Loan, with the same effect as though made on and as of each such date.

4.02 Loan Documents. On the Closing Date, the Loan Documents, satisfactory in terms, form and substance to Lender, shall have been executed and delivered to Lender and shall be in effect and all filings contemplated thereby shall have been made. Borrower shall also deliver or cause to be delivered such other instruments, documents and certificates as Lender or its counsel shall reasonably require, including a deed for the Real Property in the name of the Borrower.

4.03 Notice of Waiver of Rights with Respect to Confession of Judgment. On the Closing Date, the notice of waiver of rights with respect to confession of judgment, satisfactory in terms, form and substance to Lender, shall have been executed and delivered by Borrower and Guarantor to Lender.

4.04 Other Documents and Conditions. On or before the Closing Date, the following documents and conditions shall have been delivered to Lender or satisfied by or on behalf of Borrower, as the case may be:

(a) A certified copy of the Articles of Incorporation and a copy of the Bylaws.

(c) A certificate in form and substance satisfactory to Lender, dated the Closing Date and signed on behalf of Borrower by the Secretary certifying as to: (i) true copies of the Articles of Incorporation and Bylaws; (ii) the identity of any and all fictitious or trade name registrations of Borrower; and (iii) the appropriate resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the other Loan Documents.

(c) Financial statements in form and substance satisfactory to Lender, as described in Section 5.01 of this Agreement.

(d) Evidence, in form and substance satisfactory to Lender, that the activities and all assets of Borrower are adequately insured, including but not limited to evidence of hazard (inclusive of builders all-risk), public liability, and loss of revenue insurance at minimum amounts of the face amount of the Loan, and workman's compensation insurance, in amounts sufficient to protect Lender, and that Lender has been named as additional insured and lender loss payee entitled to thirty (30) days prior notice of cancellation or modification, on all such policies of insurance, all in accordance with Section 5.10 below.

(e) Such other documents and conditions as may be required to be submitted to Lender by the terms of this Agreement or of any Loan Document or set forth on the Closing checklist supplied by counsel to Lender with respect to the transactions contemplated by this Agreement.

(f) An opinion of counsel to the Borrower in a form satisfactory to the Lender.

(g) The payment of the Lender's facility fee in the amount of $7,500 made payable to "Radnor Trust Company."

(h) Such other documents and conditions as may be required to be submitted to Lender by the terms of this Agreement or of any Loan Document or set forth on the Closing checklist supplied by counsel to Lender with respect to the transactions contemplated by this Agreement.

As soon as possible after the Closing, but not later than one month thereafter, the following documents shall have been delivered to Lender:

(i) A good standing certificate from the Commonwealth of Pennsylvania as to the Borrower.

(j) A good standing and tax lien certificate from the Commonwealth of Pennsylvania as to the Borrower.

(k) A certificate of foreign qualification of the Borrower in each jurisdiction in which the Borrower conducts its operations.

4.05 No Material Adverse Change. No Material Adverse Change related to Borrower shall have occurred since the date of the most recent financial statements delivered to Lender.

4.06 Lien Searches. Copies of real property searches on the Real Property satisfactory to Lender.

4.07 Termination Statements and Release Statements. Evidence satisfactory to Lender that all necessary termination statements and release statements with respect to any and all Liens on the property of Borrower that are not permitted pursuant to Section 6.01 of this Agreement have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable).

4.08 Details Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Lender and Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Lender, as Lender may from time to time request.

4.09 Tax and Insurance Escrow. Lender reserves the right to require the establishment of an escrow account for property taxes and insurance premiums on the Real Property upon the occurrence of an Event of Default or Potential Default, and Borrower agrees to pay Lender sufficient funds when requested to establish a proper escrow fund for the payment of such taxes and insurance when due based on an accrual method.

4.10 Details Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Lender and Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Lender, as Lender may from time to time request.

ARTICLE V
AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Lender as to itself as follows:

5.01 Reporting and Information Requirements. Borrower shall deliver or shall cause to be delivered the following documents to Lender in such detail as requested by Lender:

(a) Financial Statements of Borrower. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of Borrower (beginning with the fiscal year ended December 31, 2007), Borrower shall furnish to Lender audited statements of income, retained earnings and cash flow for such fiscal year and an audited balance sheet as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountant's concur) with such statements and balance sheet to be certified by an independent certified public accounting firm selected by Borrower and acceptable to Lender. The certificate or report of such accountants shall be free of exception or qualifications not acceptable to Lender and shall in any event contain a written statement of such accountants substantially to the effect that such accountants reviewed such statements and balance sheet in accordance with GAAP.

(b) Quarterly Reports of Borrower. As soon as practicable, and in any event within thirty (30) days after the close of each calendar quarter of Borrower, Borrower shall furnish to Lender statements of income, retained earnings and cash flow of Borrower for such quarter and for the portion of the fiscal year to the end of such calendar quarter and a balance sheet of Borrower as of the close of such calendar quarter, all in reasonable detail. All such income statements and balance sheets shall be prepared by Borrower and certified by the appropriate officer of Borrower as presenting fairly the financial position of Borrower as of the end of such period and the results of its operations for such periods, in conformity with GAAP applied in a manner consistent with that of the most recent reviewed financial statements of Borrower furnished to Lender.

(c) State and Federal Filings. As soon as practicable and in any event within thirty (30) days of the date of such filings, Borrower shall annually furnish to Lender any filings required to be made to the Internal Revenue Service, the Pennsylvania Department of Revenue, and any other state's department of revenue by the Borrower.

(d) Financial Statements of Guarantor. As soon as practicable, and in any event within thirty (30) days of the date of such filings, the parties comprising the Guarantor shall annually furnish to Lender their respective federal Form 1040s, including all schedules and attachments filed with such returns, and any other filings required to be made to the Pennsylvania Department of Revenue and any other state department of revenue, as applicable, in such detail required by Lender from time to time.

5.02 Annual Compliance Certificate. The income statements and balance sheets delivered pursuant to Section 5.01(a) of this Agreement shall be accompanied by a compliance certificate, substantially in the form of Exhibit A attached hereto and made a part hereof, executed by Borrower, stating that no Event of Default or Potential Default exists and that Borrower is in compliance with all applicable covenants contained in this Agreement. If an Event of Default or Potential Default has occurred and is continuing or exists, such certificate shall specify in detail the nature and period of existence of the Event of Default or Potential Default and any action taken or contemplated to be taken by Borrower with respect thereto.

5.03 Audit Reports. Promptly upon receipt thereof, Borrower will deliver to Lender a copy of each other report submitted to the Borrower by independent accountants, including comment or management letters, in connection with any annual, interim or special audit report made by them of the books of the Borrower.

5.04 Visitation: Audits. Upon reasonable notice and at reasonable times during Borrower's regular operating hours, the Borrower will permit such persons as Lender may designate to: (i) visit and inspect any of the properties of Borrower, (ii) to examine and make copies and extracts from Borrower's books and records; and (iii) discuss Borrower's affairs with its partners, employees and independent accountants. Borrower authorizes its partners and independent accountants to discuss with Lender its affairs. Lender may conduct an audit at its discretion and as often as it deems necessary. Borrower shall pay all reasonable costs incurred in connection with conducting such audits.

5.05 Notice of Proceedings. Promptly upon becoming aware thereof, Borrower shall give Lender notice of the commencement, existence or threat of all proceedings by or before any Official Body against or affecting Borrower which, if adversely decided, would have a Material Adverse Effect.

5.06 Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Default, Borrower shall give Lender notice thereof, together with a written statement signed by Borrower setting forth the details thereof and any action taken or contemplated to be taken by Borrower with respect thereto.

5.07 Notice of Material Adverse Change. Promptly upon becoming aware thereof, Borrower shall give Lender notice with respect to any Material Adverse Change related to Borrower or any development or occurrence that would have a Material Adverse Effect related to Borrower.

5.08 Further Information. Borrower shall promptly furnish to Lender such other information, including forecasts and analyses, in such form as Lender may reasonably request.

5.09 Preservation of Existence and Franchises. The Borrower shall maintain its existence and the rights associated therewith in full force and effect in its jurisdiction of incorporation. The Borrower shall qualify and remain qualified as a foreign corporation in each

jurisdiction in which the failure to receive or retain such qualification would have a Material Adverse Effect.

5.10 Insurance.

(a) Lender shall be furnished with and Borrower shall cause Johnson to maintain through the term of the Loan a fully prepaid fire and casualty insurance policy for the Real Property in an amount not less than the insurable value of the buildings and other improvements thereon (also called 100% Replacement Cost), having a term of at least one year, which policy shall be in the form of an "all risk" policy with fire, extended coverage, and vandalism and malicious mischief insurance coverage and such other extended coverage as may be required by Lender in an amount acceptable to Lender. The policy shall contain a standard mortgagee endorsement and loss payee endorsement naming Lender with respect to the Real Property, and shall be satisfactory in all respects to the Lender and its counsel. The policy must name RADNOR TRUST COMPANY, A DIVISION OF NEXTIER BANK, N.A., ITS SUCCESSORS AND/OR ASSIGNS, 150 N. Radnor Chester Road, Wayne, PA 19087 as mortgagee. The insurance is subject to the Lender's approval as to the company (the insurance companies must be rated B+ or above and have Financial/Capital Size of over $50 million, or equivalent to A.M. Best's A Rating), amounts, forms and expiration dates and must be submitted to Lender for approval prior to the date scheduled for Closing.

(b) Lender shall also cause Johnson to maintain, if the Real Property has been determined to be in an area which has a special flood hazard, flood insurance in the maximum amount available or the outstanding balance of the Loan, whichever is less.

(c) Borrower shall cause Johnson to provide Lender with thirty (30) days advance written notice of the termination of any such policy of insurance and to pay all premiums thereon and upon request of Lender such policies or copies thereof shall be delivered to Lender. Each insurance policy required by this section shall provide: (i) that all proceeds thereunder shall be payable to Lender; (ii) that such insurance shall not be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice thereof has been given to Lender.

5.11 Maintenance of Properties. Borrower shall maintain or cause to be maintained in good repair, working order and condition, the Real Property and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the activities carried on in connection therewith may be properly and advantageously conducted at all times.

5.12 Payment of Liabilities. Borrower shall pay or discharge:

(a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon any of its properties or income;

(b) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property; and

(c) all other current liabilities so that none is due more than ninety (90) days after the due date for each liability;

provided, however, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any of the same so long as the validity thereof shall be contested by Borrower in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves (as may be required in accordance with GAAP) with respect to the same being so contested.

5.13 Financial Accounting Practices. Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with its general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP; and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.14 Compliance with Laws. Borrower shall comply with all applicable Laws in all material respects.

5.15 Continuation of and Change in Activities. Borrower shall continue to engage in the activities in which it is presently engaged. Borrower shall not engage in any other activities without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld.

5.16 Lien Searches. Lender may, but shall not be obligated to, conduct Lien searches with respect to Borrower and its assets and properties on an annual basis and at such other times as Lender, in its sole and reasonable discretion, may determine to be necessary. Borrower shall reimburse Lender for Lender's out-of-pocket costs in connection with such Lien searches.

5.17 Use of Proceeds. Borrower will use the proceeds of the Loan for the purposes described in Section 2.01(a) hereof.

5.18 Further Assurances. At any time and from time to time, upon Lender 's request, Borrower shall make, execute and deliver, or cause to be made, executed and delivered, to

Lender and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed reasonably desirable by Lender, any and all such further security documents, certificates and other documents as Lender may consider necessary or desirable in order to effectuate, complete or perfect to continue and preserve the obligations of Borrower hereunder or under the other Loan Documents and the Liens created thereby. Upon any failure by Borrower to do so, Lender may make, execute, record, file, re-record or refile any and each such other Loan Document, instrument, certificate and document for and in the name of Borrower. In the event that the registered office or principal office of the Borrower changes from those locations set forth herein or is anticipated to change, Borrower shall immediately notify Lender thereof in writing.

5.19 Hazardous Substances.

(a) Borrower shall keep its Properties free of Hazardous Substances, except to the extent that such Hazardous Substances are stored and/or used in compliance with Law. Borrower shall not permit its Properties to be used to generate, manufacture, refine, transport, treat, dispose of, transfer, produce or process Hazardous Substances in violation of any Law. In addition, Borrower shall not permit any tenant, subtenant or occupant to release any Hazardous Substances onto the Properties or onto property adjacent thereto in violation of any Law. Borrower shall, promptly upon obtaining knowledge of any of the following, notify Lender in writing of the occurrence of:

(i) the release of any Hazardous Substance on or about the Properties in violation of any Law;

(ii) receipt by Borrower or any tenant, subtenant or occupant of the Properties of any notice relating to Hazardous Substances concerning the Properties of any violation of any Law;

(iii) any violation of any Law relating to Hazardous Substances affecting the Properties; and

(iv) any claim or claims made against Borrower or the Properties relating to damage, contribution, cost of recovery, compensation, loss or injury resulting from any Hazardous Substances affecting the Properties.

(b) Borrower shall indemnify, defend and hold harmless Lender, its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including reasonable attorneys' fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way related to the following matters:

(i) the presence, disposal, release of any Hazardous Substances on, over, under, from or affecting the Properties or the soil, water, vegetation, buildings, personal property, persons or animals thereon;

(ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substances;

(iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Hazardous Substances with respect to the Properties;

(iv) any violation of any Law, requirements or demands of Governmental Authorities or any policies or requirements of Lender, which are based upon or in any way related to such Hazardous Substances; and

(v) the breach of any warranty, representation or covenant of Borrower contained in this Section 5.19.

5.20 Amendment to Schedules. Borrower may amend any one or more of the schedules or exhibits referred to in this Agreement (subject to prior notice to Lender) and any representation, warranty, or covenant contained herein which refers to any such schedule or exhibit shall from and after the date of any such amendment refer to such schedule as so amended; provided, however, that in no event shall the amendment of any such schedule or exhibit constitute a waiver by Lender of any default or Event of Default that exists notwithstanding the amendment of such schedule or exhibit.

5.21 Depository Account. Borrower has opened and shall maintain with Radnor Trust Company, at its office in Radnor, Pennsylvania, deposit account #888 0000000 2089 (the "Depository Account"). The Depository Account shall at all times during the term of the Loan have a balance of not less than $500,000 (the funds in the Depository Account from time to time being the "Deposits"). As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Lender, and hereby grants to the Lender a security interest in, all of the Borrower's right, title or interest in, to and under the Depository Account and any other depository account established by the Borrower with the Lender.

(a) Upon any default by the Borrower in connection with the Loan or the Loan Documents:

(i) then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted in this Section 5.21 or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, upon

such terms and conditions as it may deem advisable and as it may deem best;

(ii) the Lender is authorized to draw the Deposits, in whole or in part, and to do all acts necessary to draw the Deposits, to apply to all Obligations secured hereby, whether declared immediately due and payable or otherwise; and

(iii) the Deposits, after deducting expenses incurred by the Lender, will be applied to the Obligations in the order determined by the Lender. If any excess remains after the discharge of all of the Obligations, the same will be paid to the Borrower. If after exhausting all of the Deposits there is a deficiency, the Borrower will be liable therefor to the Lender; provided, however, that nothing contained herein will obligate the Lender to proceed against the Borrower or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Deposits.

(b) If any demand is made at any time upon the Lender for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Lender repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Borrower will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Lender. The provisions of this section will be and remain effective notwithstanding the release of any of such funds by the Lender in reliance upon such payment and any such release will be without prejudice to the Lender's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section 5.21 shall survive the termination of this Agreement.

5.22. Real Property Taxes. As soon as received by Borrower, but not less than annually, Borrower shall cause Johnson to deliver to Lender a copy of the paid receipt for all real property taxes paid by Johnson with respect to the Real Property.

5.23. Anti-Terrorism. At all times commencing with the submission of this Agreement to Lender and throughout the term of the Loan, Borrower and its Affiliates (hereinafter defined) (a) shall not be a Prohibited Person (hereinafter defined) and (b) shall be in compliance with the Anti-Terrorism Laws (hereinafter defined). Borrower shall promptly notify Lender in the event that Borrower has reason to believe that the statements in clauses (a) and (b) immediately above, or either of them, are no longer correct. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When Borrower opens an account, Lender will ask for the name, address, date of birth and other information that will allow us to identify the person opening the account and with signing authority with respect to

such account on behalf of the Borrower. The Lender may also ask to see such persons' driver's license or other identifying documents. For purposes of this Section 5.23 only:

"**Affiliate**" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition only, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of at least fifty percent (50%) of the voting equity securities, by contract, or otherwise.

"**Anti-Terrorism Laws**" are any laws related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under either of them.

"**Executive Order 13224**" is defined as Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and the Annex thereto, as the same may be from time to time supplemented or amended.

"**Person**" shall mean and include an individual, proprietorship, trust, estate, partnership, joint venture, association, limited liability company, corporation or other legal entity.

"**Prohibited Person**" is defined as (a) a person or entity subject to the provisions of Executive Order 13224; (b) a person or entity owned or controlled by, or acting for or on behalf of, an entity that is subject to the provisions of Executive Order 13224; (c) a person or entity with whom The Borrower or the Lender is prohibited from dealing by any of the Anti-Terrorism Laws; (d) a person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order 13224; (e) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control at its official website www.treas.gov.ofac or at any replacement website or other replacement publication of such list; or (f) a person or entity who is an Affiliate of any person or entity described in clauses (a) through (e) of this paragraph.

"**USA Patriot Act**" is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as the same may be amended from time to time.

5.24 Compliance with Laws. Borrower shall from time to time, as requested by Lender, cause Johnson to provide Lender with assurance that the Real Property complies with any and all applicable laws, ordinances, codes, orders, rules and regulations (including, without limitation, building and zoning laws, ordinances, codes, orders, rules and regulations and any public or provide parking requirements) and that required approvals have been obtained and all applicable appeal periods have expired. Such assurance shall be reasonably acceptable to Lender.

5.25 Refinancing. If Borrower wishes to refinance the Loan before the Maturity Date, Borrower will give Lender written notice thereof, and agree to allow Lender to provide financing on the same terms and conditions as are presented to Borrower by any other financing source pursuant to a commitment letter which would be binding upon such financing source if accepted by Borrower. Lender shall have thirty (30) days to provide a commitment letter to Borrower on such terms and conditions. If Lender fails to provide such commitment, Borrower shall be free to pursue such refinancing with such financing source.

ARTICLE VI
NEGATIVE COVENANTS

Borrower, as applicable, covenants to Lender, as applicable, as follows:

6.01 Liens. Borrower shall not at any time incur, create, assume or permit to exist, any Lien on any of its assets or property, tangible or intangible, now or hereafter owned, or agree to become liable to do so, except:

(a) Liens granted in favor of Lender and in favor of Wachovia Bank, N.A.;

(b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.12 of this Agreement that are not yet due;

(c) pledges or deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or similar bonds used in the ordinary course of business;

(d) any unfiled materialmen's, mechanic's, workmen's, and repairmen's Liens arising in the ordinary course of business in respect of obligations that are not overdue (provided, that if such a Lien shall be perfected, it shall be discharged of record immediately by payment, bond or otherwise);

(e) purchase money security interests; provided, however, that such security interests shall be limited solely to the equipment purchased with the proceeds of such Indebtedness; and

(f) Liens securing indebtedness that are inferior in priority to the Liens of the Lender as contemplated herein.

6.02 Indebtedness. Borrower shall not incur any indebtedness for borrowed money other than the following: (i) the Loan and any subsequent indebtedness to the Lender; (ii) existing indebtedness disclosed on the financial statements of Borrower delivered to and reviewed by the Lender prior to the date hereof; (iii) leases; and (iv) indebtedness for borrowed money in an amount less than $150,000.

6.03 Self-Dealing. Borrower shall not enter into or carry out any transaction (including, without limitation, purchasing property or services from or selling property or services to) with any Affiliate thereof except:

(a) members and employees of Borrower may render services to Borrower for compensation at substantially the same or better rates generally paid by third parties engaged in the same or similar businesses for the same or similar services; and

(b) Borrower may, without the consent of Lender, enter into and carry out other transactions with its Affiliates if in the ordinary course of Borrower's business, pursuant to the reasonable requirements of Borrower's activities, upon terms that are fair and reasonable and no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction.

6.04 Disposition of Assets. Borrower shall not sell, convey, pledge, assign, lease (except for leases entered into in the ordinary course of business), abandon or otherwise transfer or dispose of any of its properties including, but not limited to, the Collateral owned thereby, or any of its assets, tangible or intangible, except for sales or dispositions in the ordinary course of business.

6.05 Transactions Outside the Ordinary Course of Business. Borrower shall not enter into any transaction outside the ordinary course of business without the prior written consent of Lender, which consent shall not be unreasonably withheld.

6.06 Margin Stock. Borrower shall not use the proceeds of any Loan, directly or indirectly, to purchase any "margin stock" (within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

6.07 Merger; Consolidation; Acquisitions, Changes. Borrower shall not merge or agree to merge with or into or consolidate with or into any other Person without the prior written consent of Lender, which consent shall not be unreasonably withheld or denied. Borrower shall not acquire any material portion of the stock or assets or business of any other Person without the prior written consent of Lender, which consent shall not be unreasonably withheld or denied.

6.08 Equity Ownership. Other than as contemplated in the Agreement and Plan of Exchange to be entered into between the Borrower and Affiliated Computer Services, Inc., Sallie Mae, Inc., and American Express Travel Related Services Company, Inc., being the sole holders of preferred stock of the Borrower, no equity interests in the Borrower or in USF shall be issued to any additional party, and those equity interests currently outstanding shall not be transferred or exchanged, without the prior written consent of Lender, which consent may be unreasonably withheld, delayed or denied, as long as (i) with respect to the Borrower, the parties comprising the Guarantor collectively maintain a direct or indirect majority ownership in and voting control

of the Borrower; and (ii) with respect to USF, the Borrower maintains a direct or indirect majority ownership in and voting control of USF.

6.09 Distributions. Borrower shall not make or pay, or agree to become or remain liable to make or pay, any distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shareholder of the Borrower, other than as provided in the Exchange Agreement unless prior to making any such distribution or paying any such amount, (i) Borrower shall provide to Lender a statement of such proposed distribution; and (ii) Lender shall approve the same, in its sole and absolute discretion.

ARTICLE VII
DEFAULTS

7.01 Events of Default. An "Event of Default" means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law).

(a) Borrower shall fail to pay principal or interest on the Note when due; or

(b) Borrower shall fail to pay any other fee, or other amount payable pursuant to this Agreement, the Note or any of the other Loan Documents within ten (10) days after notice thereof specifying such default is received from Lender by Borrower; or

(c) Any representation or warranty made by Borrower under this Agreement, the Note or any of the other Loan Documents, or any material statement made by Borrower in any financial statement, certificate, report, exhibit or document furnished by Borrower to Lender pursuant to this Agreement, the Note or any of the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made; or

(d) Lender's lien and security interest under the Mortgages or any of the other Loan Documents is or shall become unperfected and is not able to be re-perfected with the same priority as before it became unperfected; or

(e) Borrower shall default in the performance or observance of any covenant, condition or provision of this Agreement and the other Loan Documents, other than those specified in the other clauses of this Section 7.01, and such failure shall continue for thirty (30) days after notice thereof by Lender to Borrower or for such shorter period as specified herein or therein.

(f) There is a termination (other than a termination at the end of the term thereof in accordance with their respective terms) or material change in or amendment to

any contract of Borrower that causes a Material Adverse Change or is not approved by Lender; or

(g) Borrower shall: (i) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money, beyond any period of grace with respect to the payment thereof and Borrower shall not have set aside on its books adequate reserves (as may be required in accordance with GAAP) therefor; or (ii) default in the observance of any other covenant, term or condition contained in any agreement or instrument by which an obligation (or set of related obligations) is or are created, secured or evidenced, if the effect of such default is to cause, or commit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity and if such default could reasonably be expected to have a Material Adverse Effect on Borrower or its activities, operations, assets or financial condition; or

(h) One or more judgments for the payment of money shall have been entered against Borrower and Borrower shall not have set aside on its books adequate reserves (as may be required in accordance with GAAP) therefor; or

(i) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against Borrower or any of its properties which shall not have been dismissed or stayed within sixty (60) days after such writ or warrant was issued; or

(j) Lender has reasonably determined in good faith, after thirty (30) days prior written notice to Borrower (which determination shall be conclusive) that a Material Adverse Change has occurred or that the prospect of payment or performance of any covenant, agreement or duty under this Agreement, the Note, or the other Loan Documents is impaired; or

(k) A proceeding shall be instituted in respect of Borrower:

(i) seeking to have an order for relief entered in respect of Borrower, or seeking a declaration or entailing a finding that Borrower is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Borrower, its assets or debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereinafter in effect which shall not have been dismissed or stayed within thirty (30) days after such proceedings were instituted; or

(ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Borrower or for all or any substantial part of its property which shall not have been dismissed or stayed within thirty (30) days after such proceedings were instituted; or

(l) Borrower shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its activities, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(k)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 7.01(k)(i) of this Agreement, shall institute a proceeding described in Section 7.01(k)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

(m) Any party comprising the Guarantor shall fail to pay any amount due under the Guaranty when due or shall default under the Borrower Stock Pledge Agreements; or

(n) Any representation or warranty made by any party comprising the Guarantor under the Guaranty, or any material statement made by either such party in any financial statement, certificate, report, exhibit or document furnished thereby to Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect as of the time when made; or

(o) A proceeding shall be instituted in respect of any party comprising Guarantor:

(i) seeking to have an order for relief entered in respect of such party, or seeking a declaration or entailing a finding that such party is insolvent or a similar declaration or other similar relief with respect to such party, such party's assets or debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereinafter in effect which shall not have been dismissed or stayed within thirty (30) days after such proceedings were instituted; or

(ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for such party or for all or any substantial part of such party's property which shall not have been dismissed or stayed within thirty (30) days after such proceedings were instituted; or

(p) Any party comprising Guarantor shall become insolvent, shall become generally unable to pay his debts as they become due, shall voluntarily suspend transaction

of his activities, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(o)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 7.01(o)(i) of this Agreement, shall institute a proceeding described in Section 7.01(o)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of such party's property whether or not any proceeding is instituted, or liquidate any substantial part of his property, or shall take any action in furtherance of any of the foregoing; or

(q) A default occurs under any of the other Loan Documents.

7.02 Consequences of an Event of Default. If an Event of Default occurs, Lender may at its option:

(a) demand the unpaid principal amount of the Note, interest accrued on the unpaid principal amount and all other amounts owing by Borrower under this Agreement, the Note and the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately; and/or

(b) confess judgment against Borrower as set forth in the Note; and/or

(c) declare a default hereunder and exercise any remedies available to Lender hereunder, under applicable law, and under the other Loan Documents.

7.03 Set-Off. If the unpaid principal amount of the Note, interest accrued on the unpaid principal amount or other amount owing by Borrower under this Agreement, the Note, or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), Lender, any assignee of Lender and the holder of any participation in any Loan will each have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, Borrower by Lender or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by Borrower with Lender or such holder, including but not limited to the Depository Account. Borrower consents to and confirms the foregoing arrangements and confirms Lender's rights, such assignee's rights and such holder's rights of Lender's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on Lender's rights, such assignee's rights or any such holder's rights of Lender's lien or set-off.

ARTICLE VIII
MISCELLANEOUS

8.01 Business Days. Except as otherwise provided in this Agreement, whenever any payment or action to be made or taken under this Agreement, or under the Note or under any of the other Loan Documents is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

8.02 Records. The unpaid principal amount of the Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Lender, which shall be conclusive absent manifest error.

8.03 Amendments and Waivers. Lender and Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Note or any other Loan Document or changing the rights of Lender or of Borrower under this Agreement, under the Note or under any other Loan Document and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower under this Agreement, under the Note or under any other Loan Document. Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision of this Agreement, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

8.04 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement, the Note or any other Loan Document will affect any other or future exercise of any such right, power or privilege or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise of such right, power or privilege or of any other right, power or privilege. The rights and remedies of Lender under this Agreement, the Note or any other Loan Document are cumulative and not exclusive of any rights or remedies that Lender would otherwise have.

8.05 Notices. All notices, requests, demands, directions and other communications (collectively "Notices") under the provisions of this Agreement or the Note must be in writing (including telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All Notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

If to Borrower: PRWT Services, Inc.

1835 Market Street, 8th Floor
Philadelphia, Pennsylvania 19103
Attn: Willie F. Johnson

With a copy to: Fletcher Wiley, Esq.
703 Boylston St.
Brookline, MA 02445
flash@prwt.com

If to Lender: Radnor Trust Company
150 N. Radnor Chester Road, Suite E-120
Wayne, PA 19087
Fax: 610-687-3001
Attn: Vice President, Commercial Lending
Email: ssingletary@radnortrust.com

With a copy to: William H. Maston, Esquire
322 Calvert Road
Merion Station, PA 19066
Fax: 610-949-0122
Email: mastonlaw@maston.com

8.06 Indemnification and Hold Harmless; Expenses; Taxes; Attorneys Fees.

(a) Borrower agrees to indemnify, pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including, but not limited to fees and expenses of counsel and paralegals for Lender, incurred by Lender from time to time: (i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Note, and the other Loan Documents; or (ii) relating to any amendments requested by Borrower, waivers or consents to this Agreement, the Note, or any of the other Loan Documents, and otherwise in connection with the transactions contemplated hereby and thereby.

(b) Borrower hereby agrees to indemnify and hold harmless Lender and its officers, directors, employees and agents (each herein called an "Indemnitee") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (collectively "Losses") which such Indemnitee may incur by reason of or in connection with or which arise out of or in any way relate to:

(i) any untrue statement or alleged untrue statement of any material fact when made contained or incorporated by reference herein, or in any supplement or amendment thereto, or the omission to state herein a material fact necessary to make such statements when made, in the light of the circumstances under which they are or were made, not misleading;

(ii) an Event of Default under this Agreement or any other Loan Document;

(iii) any taxes imposed on Lender in respect of income or revenues derived by it hereunder (other than taxes on or measured by the net income of Lender imposed pursuant to the income tax laws of the jurisdictions in which Lender's principal office or lending office hereunder, or Lender's offices to which payments hereunder are made as provided herein or in the Loan Documents, are located); and

(iv) any litigation, investigations, claims or proceedings relating to any of the foregoing clauses (i) through (iii) of this Section 8.06(b), including, without limitation, amounts paid in settlement, court costs and reasonable fees and disbursements of counsel;

provided further, that Borrower shall not be required to indemnify an Indemnitee for any such Losses in the case of indemnification pursuant to clause (iv) above, to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such Indemnitee (as determined in a final non-appealable court order). If and to the extent Borrower's obligations under this Section 8.06 are unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction of such obligation permissible under applicable law.

(c) Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future determined by Lender to be payable in connection with this Agreement, the Note, or any other Loan Document. Borrower agrees to hold Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adverse to Borrower of any action at Law or suit in equity in relation to this Agreement, the Note, or the other Loan Documents, Borrower will pay, in addition to all other sums which Borrower may be required to pay, a reasonable sum for attorneys and paralegals fees incurred by Lender or the holder of the Note in connection with such action or suit. All payments due from Borrower under this Section will be added to and become part of the Loan until paid in full. If Lender sustains or incurs any such loss or out-of-pocket expense, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination shall be conclusive) to be necessary to indemnify Lender for such loss or expense. Such amount shall be due and payable by Borrower to Lender within ten (10) Business Days after such notice is given and shall bear interest at the default interest rate for the Loan as set forth in Section 2.04 hereof from the due date until paid (before and after judgment).

8.07 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.08 Governing Law. This Agreement will be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with said Laws, but without giving effect to such Commonwealth's conflict of laws principles that would make the laws of any other jurisdiction applicable to this Agreement.

8.09 Prior Understandings. This Agreement, the Note, and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Agreement, the Note, and the other Loan Documents.

8.10 Duration; Survival. All representations and warranties of Borrower contained in this Agreement or made in connection with this Agreement or any of the other Loan Documents shall survive the making of and will not be waived by the execution and delivery of this Agreement, the Note or the other Loan Documents, by any investigation by Lender, or the making of any Loan. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of Borrower will continue in full force and effect from and after the Closing Date so long as Borrower may borrow under this Agreement and until payment in full of the Note, interest thereon, and all fees and other obligations of Borrower under this Agreement or the Note. Without limitation, it is understood that all obligations of Borrower to make payments to or indemnify Lender will survive the payment in full of the Note and of all other obligations of Borrower under this Agreement, the Note, and the other Loan Documents.

8.11. Counterparts. The execution hereof by each party hereto shall constitute a contract between them for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

8.12 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Lender, Borrower, and their respective successors and assigns, as applicable, except that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, which consent may be unreasonably withheld or denied.

8.13 No Third Party Beneficiaries. The rights and benefits of this Agreement and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party.

8.14 Participation and Assignment. Lender may from time to time participate, sell or assign all or any part of the Loan made by Lender or which may be made by Lender, or its right, title and interest in the Loan or in or to this Agreement, to another lending officer, lender or financial institution. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement means and includes any purchaser, assignee or participant in or of the Loan and each such party will have the benefits of this Agreement, the same as if such party had been a signatory to this Agreement. In connection with any such sale, assignment or grant of participation, Lender may make available to any prospective purchaser, assignee or participant any information relative to Borrower in Lender's possession.

8.15 Exhibits. All exhibits attached to this Agreement are incorporated and made a part of this Agreement.

8.16 Headings. The section headings contained in this Agreement are for convenience only and do not limit or define or affect the construction or interpretation of this Agreement in any respect.

8.17 No Consequential Damages. To the fullest extent permitted by Law, and notwithstanding anything to the contrary herein or in the other Loan Documents, no claim may be made by Borrower against Lender or any Affiliate, director, officer, employee, attorney or agent of Lender for any special, incidental, consequential or punitive damages in respect of any claim arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability). Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or is suspected to exist in its favor.

8.18 WAIVER OF TRIAL BY JURY AND CONSENT TO JURISIDICTION. BORROWER AND LENDER EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND NEITHER BORROWER NOR LENDER WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE LOAN DOCUMENTS. BORROWER AGREES THAT THIS AGREEMENT MAY BE FILED WITH ANY COURT IN WHICH ANY SUCH PROCEEDING IS PENDING TO EVIDENCE THE COMPANY'S WAIVER OF SAID RIGHT TO A TRIAL BY JURY.

BORROWER IRREVOCABLY SUBMITS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF THE COURT OF COMMON PLEAS OF DELAWARE COUNTY, PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE

EASTERN DISTRICT OF PENNSYLVANIA, IF IT HAS SUBJECT MATTER JURISDICTION THEREOF, IN ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF, RELATING TO OR MENTIONING THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, OR ANY ONE OR MORE OF THEM. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, LENDER MAY BRING AN ACTION IN ANY OTHER COURT IN ANY OTHER COUNTY OR STATE OR DISTRICT WHICH HAS JURISDICTION OVER THE PARTIES TO SUCH ACTION. BORROWER AND LENDER HEREBY WAIVE ANY OBJECTION TO PERSONAL JURISDICTION IN SAID COURTS, AND AGREE THAT THE MAILING OF ANY PROCESS TO THE ADDRESS OF THE RESPECTIVE PARTIES AS PROVIDED HEREIN BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE LAWFUL AND VALID SERVICE OF PROCESS.

BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED HEREIN SHALL LIMIT THE RIGHT OF LENDER TO SUE BORROWER IN ANY JURISDICTION WHERE BORROWER OR ITS ASSETS ARE LOCATED.

initial

8.19 Service of Process. Borrower agrees that service of process in any suit, action or proceeding arising out of or relating to this Agreement may be effected with respect to Borrower by mailing a copy thereof by registered or certified mail, postage prepaid, to Borrower at its address set forth in Section 8.05 of this Agreement or to such other address as Lender shall have been notified by Borrower pursuant hereto; provided that nothing contained herein shall affect the right of Lender to effect service of process in any other manner permitted by law.

8.20 Limited Liability of Lender. Notwithstanding anything to the contrary herein or in the other Loan Documents, neither Lender nor any of its employees, officers or directors shall be liable or responsible for (and Lender's obligations under this Agreement shall not be discharged or limited by):

(a) the validity or genuineness of documents, or of any endorsement(s) thereon, even if such documents should prove to be in any or all respects invalid, fraudulent or forged;

(b) any lack of validity or enforceability of this Agreement, any Loan Document or any other agreement or instrument relating thereto;

(c) any amendment or waiver of or any consent to departure from or breach of any provision of any Loan Documents;

(d) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Note or the rights or benefits thereunder or proceeds thereof;

(e) the existence of any claim, set-off, defense or other right that Lender may have at any time against Borrower or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Loan Documents or any unrelated transaction or document;

(f) the use that may be made of the Note or the Loan or acts or omissions of any beneficiary or transferee in connection therewith, including, without limitation, the misapplication by Borrower of the proceeds of the Loan;

(g) any certificate or any other document presented in connection with the Loan proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(h) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy or otherwise;

(i) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Loan; or

(j) any other circumstances whatsoever in making or failing to make payment under this Agreement or any other Loan Document.

In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

8.21 Domicile of the Credit. Lender may make or carry the credit represented by this Agreement at, to or for the account of any branch office, subsidiary or affiliate of Lender; provided, that Borrower shall not be obligated to pay any increased costs or taxes or other liabilities that Lender may incur as a result of any transfer by Lender of this Agreement from the office where initially maintained.

8.22 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Lender, the determination of such satisfaction shall be made by Lender in its sole and exclusive judgment exercised in good faith.

8.23 Interpretation. In this Agreement, unless Lender and Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of

sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with income tax-based accounting principles in effect from time to time. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement on the date set forth at the beginning of this Agreement.

ATTEST: WITNESS

By: ______________________

Its: ______________________

[CORPORATE SEAL]

BORROWER:

PRWT SERVICES, INC.

By: ______________________
Willie F. Johnson, Chairman & CEO

LENDER:

RADNOR TRUST COMPANY

By: ______________________
Sandra Singletary,
Vice President, Commercial Lending

EXHIBIT A

ANNUAL COMPLIANCE CERTIFICATE

The undersigned hereby certifies, represents and warrants to RADNOR TRUST COMPANY ("Lender"), pursuant to and in accordance with Section 5.02 of that certain Loan Agreement, dated as of November ___, 2007, by and between PRWT SERVICES, INC. ("Borrower") and Lender (the "Loan Agreement"), that:

check one:

____ No Event of Default or Potential Default (as such terms are defined in the Loan Agreement) exists and that Borrower is in compliance with all applicable covenants contained in the Loan Agreement.

____ An Event of Default or Potential Default has occurred and is continuing or exists, the details, nature and period of existence of which, and any action taken or contemplated to be taken by Borrower with respect thereto, is as follows (attach additional sheets as necessary):

____
____
____
____
____
____
____
____
____
____

IN WITNESS WHEREOF, the undersigned has executed this certificate under seal on this _______ day of ____________________, _______.

WITNESS: PRWT SERVICES, INC.

______________________________ By: ____________________________ (Seal)
Willie F. Johnson, Chairman & CEO